Exhibit 99.1

Office of the United States Trustee
In re:
   The Kushner-Locke Company
Chapter 11
Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)
DEBTOR IN POSSESSION INTERIM STATEMENT

Statement Number: For the Period FROM: TO:	44 6/1/2005 6/30/2005
CASH ACTIVITY ANALYSIS (Cash Basis Only)

		Collateral	Concentration
		Account	Account
Balance before Statement #1		268,333.21	65,956.21

A. Total Receipts per all Prior Interim Statements		7,606,141.09	5,695,916.40

B. Less: Total Disbursements per all Prior Statements		5,901,903.55	5,701,427.86

C. Beginning Balance		1,972,570.75	60,444.75

D. Receipts during Current Period
Description
6/2/2005	Daro	11,858.79
6/8/2005	Wire Transfer		30,000.00
6/10/2005	Bank of Scotland- Pinocchio	355,876.14
6/22/2005	Wire Transfer		45,000.00
6/28/2005	Wire Transfer		125,000.00
6/30/2005	interest	5,231.97
TOTAL RECEIPTS THIS PERIOD		372,966.90	200,000.00	—	—

E. Balance Available (C plus D)		2,345,537.65	260,444.75	$—	$—

          DEBTOR IN POSSESSION INTERIM STATEMENT NO: 44
F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose
6/3/2005		ADP Fees		254.48
6/7/2005		ADP Taxes		7,622.32
6/7/2005	8195	Payroll		1,213.46
6/7/2005	8196	Payroll		9,991.23
6/7/2005	8197	Payroll		1,419.16
6/7/2005	8198	Payroll		2,510.53
6/8/2005		Wire Transfer	30,000.00
6/10/2005	38254	SBC		298.99
6/10/2005	38255	Accurate Express		23.80
6/15/2005		Service Charge		181.39
6/17/2005	38256	Alice P.Neuhauser		602.08
6/17/2005	38257	Blue Shield of California		373.00
6/17/2005	38258	KEVIN MARINO		100.66
6/17/2005	38259	USI of Southern California		328.00
6/17/2005	38260	Recall		990.99
6/17/2005	38261	Personnel Concepts Limited		51.20
6/17/2005		ADP Fees		127.24
6/20/2005	38262	Still Photo Lab, Inc.		62.20
6/20/2005	38263	Arrowhead		29.38
6/21/2005		ADP Taxes		9728.61
6/21/2005	8199	Payroll		1213.46
6/21/2005	8200	Payroll		12412.14
6/21/2005	8201	Payroll		1419.17
6/21/2005	8202	Payroll		2510.53
6/22/2005		Wire Transfer	45,000.00
6/24/2005	38264	New Beginnings Enterprises		4019.06
6/24/2005	38265	Health Net		3239.13
6/24/2005	38266	SBC		83.40
6/24/2005	38267	SBC		339.61
6/24/2005	38268	Accurate Express		41.70
6/28/2005		Wire Transfer	125,000.00
6/29/2005	38269	Los Angeles County Tax Collector		40.60
6/29/2005	38270	Bonded Services, Inc.		6598.53
6/29/2005	38271	ATI Solutions, Inc.		210.00
6/29/2005	38272	Stutman Treister & Glatt		88748.12
6/29/2005	38273	Brandon & Morner-Ritt		29353.15

TOTAL DISBURSEMENTS THIS PERIOD:			200,000.00	186,137.32	—	—

G. Ending Balance (E less F)			2,145,537.65	74,307.43	$—	$—

          DEBTOR IN POSSESSION INTERIM STATEMENT NO: 44

H. (1) Collateral Account:
a) Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
b) Account Number:	323221556
(2) Concentration Account:
a) Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
b) Account Number:	1891935460

I: Other monies on hand:

The Kushner Locke Company PWI account	1891215236	731.10
Bank of Scotland — Pinocchio	936582	672,986.03	Pound Sterling	Time Deposit
Bank of Scotland — Basil	936582	216,733.82	Pound Sterling	Time Deposit (KL’ s interest is 50%)
Allied Pinocchio	10747301	—	Pound Sterling
Edge Entertainment	1891152710	172.89
European Films LTD	1890563818	7,051.58
City National Bank — Collection Account	112391673	609.07
I: Other monies on hand (continued):
Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:
BLT Venture	178-71491-7	16,890.04
BLT Venture	16-524173-1101	330.45
KL MDP Sensation	60-066-930	17,679.61
KL\7 Venture	1890-69-6360	11,963.35
Denial Venture	1890-69-6501	72,689.62
Cracker LLC	1891-04-1665	732.79
Swing	323-518095	6,957.50
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice Neuhauser
Debtor in Possession